UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2024, Identiv, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to the stockholders at the Company’s Annual Meeting are as follows:

1. The sale of the Company’s physical security, access card and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, the Company’s wholly-owned subsidiary (the “Physical Security Business”), to Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions, in exchange for $145.0 million in cash, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”), was approved. The votes were as follows (including the Series B Preferred Stock voting on an as-converted basis):

For	Against	Abstain	Broker Non-Votes
20,957,319	811,195	10,010	4,358,105

2. Certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale was approved, on a non-binding advisory basis. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,965,471	3,071,114	13,205	4,358,105

3. The following Class III director nominees were elected to each serve for a three-year term ending at the annual meeting of stockholders in 2027 or until their successors have been duly elected and qualified or until they resign or are removed. The votes were as follows:

	For	Withheld	Broker Non-Votes
Gary Kremen	5,196,514	9,853,276	4,358,105
Richard E Kuntz, M.D.	13,097,946	1,951,844	4,358,105

4. The amendment to the Company’s 2011 Incentive Compensation Plan to increase the number of authorized shares of common stock available for issuance thereunder by 1,500,000 shares and to extend the plan through 2034 was approved. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,704,232	5,096,441	1,249,117	4,358,105

5. The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
13,337,293	1,671,791	40,706	4,358,105

6. A frequency of one year for holding an advisory vote on named executive officer compensation was approved, on a non-binding advisory basis. The votes were as follows:

1 Year	2 Years	3 Years	Abstain
14,495,067	102,837	378,783	73,103

7. The appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 was ratified. The votes were as follows:

For	Against	Abstain
19,349,780	14,887	43,228

8. The adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the Asset Sale was approved; however, as there were sufficient votes to approve the Asset Sale at the time of the Annual Meeting, adjournment of the Annual Meeting was not necessary. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
14,109,880	907,724	32,186	4,358,105

In accordance with the results of the advisory vote in 6, above, the Board of Directors of the Company has decided to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

July 2, 2024	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer